SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 14, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As provided for in transition rules under Section 409A of the Internal Revenue Code, the Human Resources Committee of the Board of Directors of Washington Mutual, Inc. (the “Company”) approved the amendment of the Company’s Deferred Compensation Plan (the “Plan”) to allow Plan participants, including the Company’s executive officers, to make a one-time election before December 31, 2007 to receive distributions of their Plan balances commencing in July 2008. Under the amendment, a participant may elect that all or a portion of his or her account be distributed in a lump sum in July 2008, or in annual installment payments for a payment period of up to ten years. A copy of the amendment to the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary is qualified in its entirety by reference to Exhibit 10.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1     Fifth Amendment to Washington Mutual, Inc. Deferred Compensation Plan

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2007		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Washington Mutual, Inc. Deferred Compensation Plan